MICRON ENVIRO SYSTEMS, INC.

121-8 Bond Street

Great Neck, New York
11021 USA

January 6, 2009

MENV—USA

NDDA—Germany

Micron Enviro Systems Inc. Receives Final Government Approval on Additional Coal Permits

Micron Enviro Systems, Inc. ("Micron" or the “Company”) is extremely pleased to announce that is has received final approval on 8 additional coal permits comprising of 12,172 acres.  Further permits are anticipated to be awarded within the coming weeks.  Once all permits are received, the company will formulate a work program going forward.  These permits are located in close proximity to a recent major new coal discovery in Saskatchewan Canada made by Goldsource Mines Inc.  Micron now has approximately 34,628 acres of prospective coal land.

Bradley Rudman, president of Micron stated, “This is significant news for MENV. We made the applications many months ago and are now finally receiving approval on these.  We anticipate receiving additional permits in the near future as well. The coal prospect is in the same vicinity as Goldsource Mines Inc.  Goldsource is scheduled to start a major drill campaign on their coal prospect that drove their stock in 2008 from $0.30 to over $19 per share.   Not only is MENV anticipating additional coal permits to be granted, but management is continuing to evaluate opportunities in other areas with significant upside potential, including potash.  Management is excited about the prospects for growth in 2009.”

Micron is an emerging oil and gas company that now has exposure to multiple leases consisting of interests in 50.5 gross sections (31,945 acres) in the Oil Sands of Alberta, Canada, which is one of the largest oil producing regions in the world. Micron holds 100% interest in 4 sections, 50% interest in 16 other sections, 5% interest in 26 sections, and has a 4.17 % net interest in 4.5 additional Oil Sands sections.   Micron also has approved coal leases at this time covering approximately 34,628 acres in Saskatchewan, Canada. Management’s goal is to build the asset base of the Company through strategic alliances and independent acquisitions that will build long-term shareholder value. Management continues to look for additional projects that would contribute to building Micron's market capitalization, including additional Oil Sands projects. Please visit Micron’s website for detailed maps of the locations of Micron’s prospects at .

If you have any questions, please call Micron at 315-307-8136. If you would like to be added to Micron's update email list, please send an email to info@micronenviro.com requesting to be added.

This news release contains forward-looking statements. Forward-looking statements are statements which relate to future events. In some cases, you can identify forward-looking statements by terminology such as ``may,'' ``should,'' ``expects,'' ``plans,'' ``anticipates,'' ``believes,'' ``estimates,'' ``predicts,'' ``potential'' or ``continue'' or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results. Readers are referred to the sections entitled ``Risk Factors'' in the Company's periodic filings with the United States Securities and Exchange Commission, which can be viewed at <http://www.SEC.gov>. For all details regarding working interests in all of MENV's oil and gas prospects or any previous news releases go to the SEC website. You should independently investigate and fully understand all risks before making investment decisions.

Contact Information:

Bradley Rudman

Micron Enviro Systems, Inc.

ir@micronenviro.com

TEL: 315-307-8136